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                                                                  EXHIBIT 10(ee)



                            SHARE EXCHANGE AGREEMENT

         Agreement effective as of the 2nd day of April, 1998, by and among SAFETY 1ST, INC., a Massachusetts corporation, having a principal place of business at 210 Boylston Street, Chestnut Hill, MA 02167 (the "Company"), BEAR, STEARNS & CO., INC. having a principal place of business at 245 Park Avenue, New York, New York 10167 ("Bear Stearns") and BT CAPITAL PARTNERS, INC. having a principal place of business at 130 Liberty Street, New York, New York 10006 ("BT Capital"). Each capitalized term used herein without definition shall have the meaning assigned thereto in the Purchase Agreement (as defined below) and in the Exhibits thereto.

         Whereas, pursuant to a Stock and Warrant Purchase Agreement dated as of July 30, 1997 (the "Purchase Agreement"), the Company issued 7,500 shares of Series A Preferred Stock to Bear Stearns and 7,500 shares of Series A Preferred Stock to BT Capital; and

         Whereas, pursuant to a Certificate of Designation of Series B Preferred Stock (the "Certificate of Designation") the Company has designated additional shares of its preferred stock as Series B Preferred Stock (the "Series B Preferred Stock"); and

         Whereas, the parties desire to memorialize their prior agreement on or before December, 1997 by which (i) the Company would be permitted to redeem at any time, and at its option, any or all of the shares of Series A Preferred Stock then outstanding, and (ii) the Investors would be permitted under certain conditions to redeem at any time, and at their option, all of the shares of Series A Preferred Stock then outstanding, and wish to effect such agreement by exchanging the Series A Preferred Stock with Series B Preferred Stock (the "Exchange").

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Any references contained in the Purchase Agreement, the Voting Agreement, or any of the Warrants to "Series A Preferred Stock", to "Purchased Shares", to "Shares" or to "Restricted Securities" shall, with respect to matters relating to events or transactions occurring on and after this date, be deemed to refer to the Series B Preferred Stock. For purposes of resolving any ambiguity, the Company acknowledges that the computation of the Series B Preferred Liquidation Preference (as defined in the Certificate of Designation) and the price per share to be paid upon any redemption of the Series B Preferred Stock shall include the amount of accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock through the effective date of the Exchange.

         2.       On or promptly after the execution of this Agreement:

                  (a) BT Capital shall surrender to the Company Certificate No. P-1 representing 7,500 shares of the Company's Series A Preferred Stock, and in exchange therefor, the Company shall issue and deliver to BT Capital Certificate No. P-3 representing 7,500 shares of the Company's Series B Preferred Stock.

                  (b) Bear Stearns shall surrender to the Company Certificate No. P-2 representing 7,500 shares of the Company's Series A Preferred Stock, and in exchange therefor, the Company




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shall issue and deliver to Bear Stearns Certificate No. P-4 representing 7,500 shares of the Company's Series B Preferred Stock.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investors that the shares of Series B Preferred Stock, when issued as aforesaid, will be duly authorized, validly issued, fully paid and nonassessable and not subject to any pre-emptive rights, rights of first refusal or other similar rights of the stockholders of the Company.

     4. This agreement may be executed in counterparts each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one in the same agreement. This Agreement may be executed and delivered by telecopier with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

     5. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.


Witness:                                  SAFETY 1ST, INC.


                                          By:  /s/ Richard E. Wenz
------------------------                      ----------------------------------
                                              Name: Richard E. Wenz
                                                   -----------------------------
                                                    Its President and COO
                                                        ------------------------
                                                        hereunto duly authorized


                                          BEAR, STEARNS & CO., INC.


                                         By:  /s/ John D. Howard
------------------------                     -----------------------------------
                                              Name: John D. Howard
                                                   -----------------------------
                                                    Its Senior M.D.
                                                        ------------------------
                                                        hereunto duly authorized


                                          BT CAPITAL PARTNERS, INC.


 /s/ Ingrid Baerwald                      By:  /s/ James M. Dworkin
------------------------                      ----------------------------------
    Ingrid Baerwald                           Name: James M. Dworkin
                                                   -----------------------------
                                                    Its  Managing Director
                                                        ------------------------
                                                        hereunto duly authorized